EXCHANGE AGREEMENT AND
                             PLAN OF REORGANIZATION


     This Exchange Agreement ("Agreement") is made and entered into this December 27, 1996 by and among ISO BLOCK PRODUCTS USA, INC., a Colorado corporation ("Purchaser" or "ISO BLOCK"); FRANCHISE CONNECTION, INC., a Colorado corporation ("Acquired Company" or "Franchise Connection"); and those persons executing this Agreement in their capacity as Shareholders of Acquired Company (the "Shareholders").

                                    RECITALS:

     WHEREAS, effective on October 16, 1996, Purchaser and Franchise Connection entered into a letter of intent which expressed the parties' interest in, among other things, consummating a transaction in which Purchaser would acquire all of the issued and outstanding common stock of Franchise Connection; and

     WHEREAS, Purchaser now desires to acquire all of the issued and outstanding shares of capital stock of Franchise Connection (the "Control Shares"), in exchange for shares of Purchaser's common stock; and Franchise Connection has developed or acquired the franchise development rights to certain companies and has the opportunity to acquire other rights, and desires to become a wholly owned subsidiary of ISO Block; and

     WHEREAS, the respective boards of directors of Purchaser and Franchise Connection have approved the execution of this Agreement and performance of their respective obligations hereunder.

     NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows:

     1. THE EXCHANGE.

     1.01 Exchange of the Exchange Shares and Control Shares. Subject to and upon the terms and conditions contained herein, at the closing of the transactions contemplated in this Agreement ("Closing"):

          (a) the Shareholders shall sell, transfer, assign, convey and deliver the Control Shares respectively owned by them to Purchaser, free and clear of all adverse claims, security interests, liens, claims and encumbrances (other than restrictions under applicable securities laws) and Purchaser shall purchase, accept and acquire the Control Shares from Shareholders, such transaction being herein sometimes described as the "Exchange"; and

          (b) in full payment for the Control Shares, Purchaser shall issue and deliver to the Shareholders on a ratable basis an aggregate of Five Hundred Thousand (500,000) shares of the authorized but unissued shares of
     Purchaser's common stock, no par value, and One Million Five Hundred Thousand (1,500,000) shares of the Series 1996 Non-Voting Convertible Preferred Stock, no par value, of Purchaser, subject to adjustment as provided below (collectively, the "Exchange Shares"). The preferred Exchange Shares shall be convertible into shares of the no-par value common stock of the Company ("Conversion Shares") three (3) years from the date of issuance at the following conversion rate:

               (i) if Franchise Connection has by then sold an aggregate of 150 franchises, consisting of all or any franchises marketed by Franchise Connection, each preferred Exchange Share will be convertible into one
          (1) Conversion Share; or

               (ii) if Franchise Connection has by then sold an aggregate of less than 150 franchises, the number of Conversion Shares into which the preferred Exchange Shares are convertible will be proportionally reduced.

          (c) If Franchise Connection has sold an aggregate of less than 100 franchises by the third anniversary of the closing under the definitive agreement, then in addition to the adjustment set forth in in paragraph
     (b)(ii) above, Purchaser may at its election demand the surrender and cancellation of and may unilaterally cancel a percentage of the 500,000 common Exchange Shares equal to the percentage of the shortfall of franchises sold based on 150 franchises (ex: if only 75 are sold, then 50% of such shares may be cancelled).

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          (d) The number of Conversion  Shares  issuable upon  conversion of the preferred Exchange Shares will be subject to adjustment if the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, or in the event of any sale or other transfer of all or substantially all of the Company's assets, or in case of any reclassification of Company's common stock. Holders of preferred Exchange Shares shall be entitled, after the occurrence of any such event, to receive on conversion thereof the kind and amount of shares of stock or other securities, cash or other property receivable upon such event by a holder of the number of Common Shares issuable upon conversion of the Exchange Warrant immediately prior to occurrence of the event. In addition, the number of Conversion Shares issuable will be appropriately adjusted if the Company's common stock is split or combined.

          (e) This Agreement shall constitute a plan of reorganization within the meaning of and is intended to constitute a tax-free exchange under
     Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended ("Code"). Each party hereto has consulted tax counsel or other advisors of its choice to satisfy itself as to the tax effect to be given under the Code to the Exchange and other transactions herein contemplated.

     1.02 Other Adjustments in Number of Exchange Shares. The number of Exchange Shares issuable to the Shareholders shall be subject to further adjustment in either of the following events:

          (a) The parties acknowledge that an aggregate of 2,000,000 shares of ISO BLOCK outstanding have been issued to and are held by Josef Ratey and/or R-S Plus Investment Corp., a Florida corporation, and/or Arnold Stolle, and/or Jan ter Stege and/or Helge Seidel and other German residents (collectively, the "German Shares"). The Company is required to cancel a total of 1,737,500 (all but 262,500) of the German Shares, and Purchaser's Board of Directors has formally authorized the cancellation of such shares, which are now deemed cancelled on Purchaser's stock book. In this connection, Purchaser has entered in a Settlement Agreement with R-S Plus Investment Corp., Josef Ratey and Helge Seidel contemplating the cancellation of such shares. In the event that for any reason any portion of the 1,737,500 shares thus cancelled are deemed by final, non-appealable court order or admission or agreement of Purchaser to be not cancelled, then in such event the number of Exchange Shares issuable shall be increased so that the holders of the Franchise Shares acquire the same percentage of ISO BLOCK as the 2,000,000 unadjusted Exchange Shares would have constituted had 1,737,500 of the German Shares been cancelled and rescinded.

          (b) If ISO BLOCK declares any common stock dividend or effects any reverse or forward split prior to closing, the number of Exchange Shares shall be proportionally increased or decreased, as appropriate.

          (c) If less than all of the Franchise Connection Shares are tendered and conveyed to ISO BLOCK, the number of Exchange Shares issuable (subject to adjustment, as hereinabove provided) shall be proportionally reduced; however, in such event, ISO BLOCK shall have the right at its sole election to rescind this Agreement and not complete the Exchange if any of the Control Shares are not tendered and exchanged for Exchange Shares.

     1.03 Entire Purchase Price. The Exchange Shares constitute the entire purchase price payable for all of the Control Shares. The Exchange Shares and Conversion Shares shall not be subject to any preemptive rights, options or similar rights on the part of any shareholder or creditor of Purchaser or any other person. Franchise Connection and the Shareholders acknowledge the sufficiency of the purchase price. Upon consummation of the Exchange, the Shareholders shall have no further rights in or claims as to Franchise Connection and shall have only the rights of shareholders of Purchaser and pursuant to this Agreement.

     1.04 Included Assets. At the time of the Closing, Franchise Connection shall own all of the assets and properties, both tangible and intangible of every kind and description, owned by it on the effective date of the letter of intent plus all assets and properties since acquired, excepting properties disposed of and cash expended solely in the ordinary course of business, without withdrawal or removal.

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     1.05  Breaches  and  Violations.  If and to the  extent  that  the sale and purchase of the Control Shares is alleged to constitute a breach of any lease, loan or financing agreement or other contract, license, franchise, permit, appproval or other property or contractual interest, or a violation of any law, decree, order, regulation or other governmental edict, Franchise Connection and the Purchaser shall exercise reasonable efforts at their expense, and Purchaser will cooperate with them at Purchaser's expense, to obtain any consents and waivers of third parties and to resolve any such breach or violation.

     1.06 Assumption of Ownership and Possession. Purchaser shall at Closing take ownership, possession and control of Franchise Connection and its books, records, properties, assets and operations and shall take possession of and assume control of all of its operations. At such time, all deliveries whatever shall have been made to Purchaser, including but not limited to all door and safe keys, safe combinations, filing cabinet and other keys, all ledgers and journals (both paper and on computer floppy disk), together with all other things, tangible and intangible, necessary or related to the properties and business of Franchise Connection and its subsidiaries.

     1.07 Continuing Obligation of the Parties. Franchise Connection, Purchaser and the Shareholders executing this Agreement each agree that, should any thing required to be done, conveyed or delivered by a party through inadvertence or otherwise not be done, conveyed or delivered at the Closing, they will each do such acts remaining to be done and do such other things as shall be necessary to properly effect the conveyance and delivery of all such things. Officers, directors and employees of Franchise Connection shall upon Purchaser's request, at or following the Closing, execute all lawful documents helpful or necessary to enable the new officers and directors of Franchise Connection to assume control of Franchise Connection's bank and other accounts.

     1.08 Securities not Registered. Franchise Connection and the Shareholders acknowledge and agree that the Exchange Shares and Conversion Shares have not been registered under the Securities Act of 1933, as amended ("Act"), in reliance upon exemptions from registration provided by Section 4(2) of the Act and under the securities or blue sky laws of any state or any rules or regulations promulgated thereunder, on the grounds that the Exchange is a transaction not involving any public offering. Each Shareholder is acquiring the Exchange Shares for his, her or its own account, with no present intent to resell or make a distribution of all or any portion thereof. Each Shareholder acknowledges that the Exchange Shares are and the Conversion Shares will be "restricted securities," as that term is defined in Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Act and understands that the Exchange Shares and Conversion Shares must be held indefinitely, unless they are subsequently registered under the Act or an exemption from such registration requirements is available for their resale. Each Shareholder understands and agrees that the prior written consent of Purchaser will be necessary for any transfer of any or all of the Exchange Shares and Conversion Shares unless and until the securities have been duly registered under the Act or the transfer is made in accordance with Rule 144 under the Act. Purchaser similarly acknowledges that the Control Shares have not been registered under the Act and are restricted securities.

     1.09 Restrictive Legend. The Shareholders each acknowledge and agree that, unless and until removed in accordance with law, any and all certificates which are issued evidencing the Exchange Shares and Conversion Shares shall contain a customary form of investment legend in substantially the following form:

               "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which must be established to the satisfaction of the Company's counsel."

     1.10 Closing. Subject to the conditions precedent set forth herein, the closing of all transactions herein contemplated ("Closing") shall take place at the offices of Purchaser's counsel, Brasher & Company, located at 90 Madison Street, Suite 707, Denver, Colorado 80206, on or before December 15, 1996, at a time mutually agreed by Franchise Connection and Purchaser, or such earlier or later date and time mutually agreed to by Franchise Connection and Purchaser ("Closing Date"), of which date the Shareholders shall be given written notice at least three days in advance of the Closing Date. This Agreement shall be effective and binding when signed by Purchaser, Franchise Connection and all of the Shareholders.

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     1.11  Assignment of Interest,  Rights and  Agreements.  (a) At the Closing,
Franchise Connection shall own, beneficially and of record, 100% of Brilliant Marketing, Inc., a Colorado corporation ("BMI"), and thirty percent (30%) of the total equity interest in Encore Nails, LLC, a Colorado limited liability company, and one third (1/3rd) of the total equity membership interest in a Colorado limited liability company to be formed named "Seller's Choice, LLC."

          (b) At the Closing, Business Connection, Inc., a Colorado corporation controlled by Johnny M. Wilson, shall have assigned to Franchise Connection or to BMI all its rights, contracts and properties, including all rights and interest in and to the Hydro-Physics, the Encore Nails, Foot Lab and IC Sunclips franchise projects and related contracts, for no additional consideration.

     1.12 Employment Agreements. Johnny M. Wilson will at Closing enter into an employment agreement with Purchaser, Franchise Connection and BMI for a three
(3)-year period in the form attached hereto as Exhibit A. He will perform duties outlined in such employment agreement, to become effective at Closing. If this Agreement is cancelled or rescinded for any reason, Purchaser may cancel the employment agreement without further penalty or liability upon at least 30 days' notice. He shall not compete with Franchise Connection or BMI or any franchise project now or later undertaken by Franchise Connection or BMI or engage in any franchise-related business whatsoever, as consultant, employee or otherwise, except those operated by Franchise Connection and BMI. He shall prepare all franchise offering circulars for franchises handled by Franchise Connection and BMI as part of his regular salary.

     1.13 Officers and Directors. At the Closing, Johnny Wilson shall be elected to Purchaser's board of directors and will continue to be a director of Franchise Connection. Johnny Wilson will serve as chief executive and chief operating officer of Franchise Connection. Egin Bresnig and Dean Wicker will be elected to the board of directors of Franchise Connection, and Dean Wicker shall serve as Chairman of the board of Franchise Connection.

     2. ISO BLOCK ADVANCE OF FUNDS. ISO BLOCK has to date advanced an aggregate of $50,000 to Franchise Connection pursuant to the Letter of Intent, to be used as working capital. All such funds shall, until consummation of the Exchange at the Closing, constitute bridge loans to Franchise Connection, bearing simple interest at 8% per annum, principal and all interest being repayable in a single installment within nine months from the dates of advance. At the Closing, such notes and all interest owed shall be converted to an equity investment in Franchise Connection by ISO BLOCK and shall serve to increase ISO BLOCK's basis in Franchise Connection.

     Commencing at Closing, ISO BLOCK will over the twelve (12) months following the Closing make available to Franchise Connection an aggregate of an additional $300,000, subject to adjustment as herein provided, to be advanced monthly. Such funds will be advanced within five days prior to the month in which needed upon written request of Franchise Connection, which shall specify the amount needed and general use intended. Such amounts shall be loaned to Franchise Connection on customary commercial terms.

     3. REPRESENTATIONS AND WARRANTIES OF FRANCHISE CONNECTION. Franchise Connection hereby represents and warrants to Purchaser that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

          (a) Franchise Connection and BMI are corporations duly organized, validly existing and in good standing under the laws of the State of Colorado, with all requisite power and authority to carry on the business in which they are respectively engaged.

          (b) There are no claims, actions, suits, proceedings or investigations of any kind pending or threatened against or affecting Franchise Connection or BMI or any of their properties, subsidiaries or business anywhere in the world.

          (c) Franchise Connection and BMI have complied in all material respects with all applicable laws, regulations and rules, applicable to their business or properties.

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          (d) All  taxes,  assessments  and  other  charges  owing by  Franchise
     Connection or BMI to any taxing authority therein at the time of Closing shall have been duly paid or shall be deducted from payments due to Franchise Connection, and all applicable tax returns have been properly filed.

          (e) The execution, delivery and performance by Franchise Connection of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Franchise Connection. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by Franchise Connection and constitutes and will constitute legal, valid and binding obligations of Franchise Connection, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

          (f) No consent, approval, authorization or order of any court, or other agency or authority or any other person whatever is required for Franchise Connection to execute, deliver or consummate this Agreement.

          (g) Capitalization. As of the execution date of this Agreement, the authorized capital stock of Franchise Connection consists of 1,0000,000 shares of common stock, $.001 par value, all of which (the Control Shares) have been issued and are outstanding. No shares of preferred stock are authorized. No other shares of capital stock are authorized or have been issued. All of the issued and outstanding shares of capital stock of Franchise Connection have been duly authorized, validly issued, and are fully paid and nonassessable. Franchise Connection is not a party to or bound by nor does it or any Shareholder have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby Franchise Connection is bound to issue shares of its capital stock or any instrument or right convertible into or exchangeable for its capital stock, nor relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of Franchise Connection of any type or class. Franchise Connection shall provide to Purchaser a list of all registered holders of Franchise Connection's capital stock, the number of shares held by each and the number of each certificate held, duly certified by the Secretary of Franchise Connection.

          (h) Outstanding Options, Warrants or Other Rights. Franchise Connection has no outstanding warrants, options or similar rights, whether issued pursuant to a benefit or other plan or not, whereby any person may subscribe for or purchase shares of its capital stock, nor are there any other securities outstanding which are convertible into or exchangeable for its capital stock.

          (i) Stock or Other Benefit Plans. As of the date of this Agreement and the Closing, Franchise Connection has not and will not have authorized or have in effect any stock option plan, employee stock option or stock purchase plan, dividend reinvestment plan or similar plan pursuant to which any person is entitled to acquire capital stock of Franchise Connection or securities convertible into or exchangeable for capital stock of Franchise Connection.

          (j) Pension and Similar Plans. As of the date of this Agreement and the Closing, Franchise Connection has not and will not have authorized or have in effect any bonus, deferred compensation, pension, profit-sharing, retirement or similar plan covering its directors, officers, employees or other persons whatsoever.

          (k) Financial Statements. Prior to the Closing, Franchise Connection shall have furnished to Purchaser copies of Franchise Connection's unaudited Balance Sheets, Statements of Income and Expense, Statements of Cash Flows, Statement of Changes in Financial Position and Statement of Shareholders' Equity for the year ended December 31, 1995, and the same financial statements, unaudited, as of September 30, 1996 (collectively, the "Financial Statements") reflecting the operations and financial condition of Franchise Connection and all subsidiaries. All such statements shall fairly present the assets, liabilities and financial condition of Franchise Connection and all subsidiaries as of the respective dates thereof, and shall have been prepared in conformity with generally accepted accounting principles, consistently applied during the periods covered. For purposes of this Agreement, such statements shall include all notes and schedules thereto. In addition, Franchise Connection shall provide Purchaser with such of Franchise Connection's financial information and books and records as Purchaser shall request.

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          (l) No Undisclosed Material Liabilities.  Franchise Connection has not
     incurred any liabilities or obligations whatever (whether direct, indirect,
     accrued,   contingent,   absolute,  secured  or  unsecured  or  otherwise),
     including   liabilities  as  guarantor  or  surety  or  otherwise  for  the obligations of others and tax liabilities due or to become due, except as described in the Financial Statements or otherwise described in writing to Purchaser.

          (m) Material Transactions and Adverse Changes. Except as has been disclosed in writing to Purchaser or reflected in the Financial Statements, since December 31, 1995, Franchise Connection has not and as of the Closing Date will not have (i) suffered any materially adverse change in its assets, liabilities or financial condition taken as a whole; (ii) suffered any damage or destruction in the nature of a casualty loss to any one or more of its properties, whether or not covered by insurance, which singly or in the aggregate are materially adverse to the properties or business of Franchise Connection; (iii) purchased or redeemed any of its capital stock, or authorized or paid any stock dividends, or authorized or paid any cash dividends or made any distribution of capital or earnings, or authorized or made any split, combination (reverse split) or other reclassification of or affecting any of its capital stock; (iv) made any change in any method of accounting or accounting practice, including the revaluation of any asset;
     (v) increased or made any commitment to increase the salary, fees or other forms of compensation of any employee, officer or director; or (vi) agreed in writing or otherwise to take any action prohibited described in this Section.

          (n) Contracts. Franchise Connection has provided or will provide to Purchaser prior to Closing a copy of all contracts to which Franchise Connection is a party, all contracts entered into by or in the name of "Business Connection, Inc." and all contracts entered into by or in the name of Brilliant Marketing, Inc.

          (o) Patents, Trademarks, etc. Franchise Connection and its subsidiaries do not hold any letters patent, have made any patent applications, do not hold any registered trademarks, servicemarks, copyrights or licenses, nor registered any trade names, except as disclosed in writing to Purchaser.

          (p) Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting Franchise Connection or any subsidiary thereof or any of its or their properties in any court or by or before any federal, state, municipal or other
     governmental  department,   commission,  board,  bureau,  agency  or  other
     instrumentality, domestic or foreign, or arbitration tribunal or other forum which, if determined adversely to Franchise Connection, would materially affect its business, prospects, properties or financial condition or its or their right to conduct its business as being conducted or expected to be conducted, except as disclosed in writing to ISO BLOCK. There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which Franchise Connection or any subsidiary is a party or by which it is bound or affected, except as disclosed in writing to ISO BLOCK.

          (q) Affiliate Relationships. Franchise Connection and subsidiaries are not indebted to any officer, director, employee, shareholder or agent thereof as of the date of this Agreement, and no money or property is owed to Franchise Connection or any subsidiary thereof by any officer, director, employee or shareholder thereof, except as disclosed in writing to Purchaser.

          (r) Salaries. Franchise Connection has delivered to Purchaser a true and correct description of the annual rate of compensation (including benefits) of all employees of Franchise Connection and every subsidiary. There is no obligation, commitment or past repetitive historical practice of Franchise Connection or any subsidiary to pay bonuses, royalties or other similar compensation designed to reward past performance, create incentive for future performance or otherwise to any director or officer or other employee of Franchise Connection or a subsidiary except as disclosed in writing to Purchaser.

          (s) Documents Genuine. All originals and/or copies of Franchise Connection's and each subsidiary's articles of incorporation and bylaws, each amended to date, and all minutes of meetings and written consents in lieu of meetings of shareholders, directors and committees of directors of Franchise Connection and each subsidiary, financial data, and any and all other documents, material, data, files, or information which have been or will be furnished to Purchaser, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material.

          (t) Restrictive Covenants. Prior to the consummation of the Exchange, Franchise Connection and subsidiaries shall conduct its and their business in the ordinary and usual course without unusual commitments and in compliance with all applicable laws, rules, and regulations. Furthermore, Franchise Connection will not, without the prior written consent of Purchaser, (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course of business, (iii) incur any indebtedness for borrowed money, (iv) make any loans or advances other than advances to employees in the ordinary and usual course of business, (v) declare or pay any dividend or make any other distribution with respect to its capital stock, (vi) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, (vii) mortgage, pledge, or subject to encumbrance any of its assets or properties, (viii) sell or transfer any of its assets or properties except in the ordinary and usual course of business, (ix) make any investment of a capital nature, (x) adopt or amend in any material respect any collective bargaining agreement or employee benefit plan, or (xi) enter into any contract, agreement, or other commitment which is material to the business, assets, properties, or financial position of Franchise Connection.

          (u) Law Violations. Franchise Connection has never been convicted in any criminal proceedings or named subject of a pending criminal proceeding (excluding minor offenses), nor has it been subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining it from, or otherwise limiting the engagement in any type of business practice; or engaging in any activity in connection with the purchase or sale of any security or commodity in connection with any violation of federal or state securities laws.

          (v) Access to Information. Franchise Connection agrees to make available access to any and all corporate and financial files and records whatever of Franchise Connection and subsidiaries for inspection prior to Closing.

          (w) Disclaimer of Further Warranties. Except as expressly set forth in this Agreement and the schedules and exhibits hereto, Purchaser has made not any representation or warranty to Franchise Connection in connection with this Agreement.

     4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders each and severally represent and warrant to Purchaser that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

          (a) I have received and carefully reviewed in its entirety information otherwise provided to me in writing by Purchaser and any other information from books and records of the Purchaser and have relied on the information contained therein. I understand that additional information concerning Purchaser has been made available for inspection by me and my attorney, accountant or other adviser(s). I and my adviser(s) have had a reasonable opportunity to ask questions of and receive answers from Purchaser, or a person or persons acting on its behalf, concerning the Exchange, and all such questions have been answered to my or their full satisfaction.

          (b) I recognize that an investment in the Exchange Shares is speculative and involves a high degree of risk and that there currently is no trading market for the Exchange Shares, or Conversion Shares and no assurance that any such market will develop.

          (c) The Shareholders own or record and beneficially the Control Shares in the respective numbers shown on the signature page to this Agreement, and the address of each Shareholder has been provided in writing to ISO BLOCK; the Control Shares are free and clear of all liens, claims, rights or other encumbrances whatever and of all options and similar rights of third persons; no person has or will have any right in and to such shares under except as are created by force of law under any marital, community property or similar rights; and no person owns or will own any right of first refusal, pre-emptive right, option or similar right to acquire any of the Control Shares, in either case except as disclosed to Purchaser in writing prior to the Closing.

          (d) Each Shareholder has the full right, power and legal capacity to enter into this Agreement and sell and deliver the Control Shares to Purchaser on the terms herein. As to each Shareholder which is a corporation or other entity, all requisite corporate or equivalent action has been taken necessary to approve the execution and performance of this Agreement.

          (e) Each Shareholder represents and warrants that he, she or it is not now insolvent and will not be insolvent after selling and delivering the Control Shares to Purchaser on the terms of this Agreement, and each Shareholder is receiving new consideration at least equal to the full and fair value of the Control Shares being sold.

          (f) Each Shareholder acknowledges and agrees that he, she or it or his, her or its representatives have been furnished with substantially the same kind of information regarding Purchaser and the Exchange Shares and Purchaser's business, assets, results of operations, and financial condition as would be contained in a registration statement and included prospectus prepared in connection with a public offering of the Exchange Shares under the Act.

          (g) The Exchange Shares are being acquired solely for the Shareholder's own account for investment and not for the account of any other person and not for distribution, assignment or resale to others, or for pledge or hypothecation, and no other person has or is intended to have a direct or indirect ownership or contractual interest in the Exchange Shares except as may exist or arise under marital property laws or otherwise by operation of law.

          (h) The Shareholder, alone or together with the Shareholders' adviser(s), possesses such knowledge and experience in financial, tax and business matters as to enable Shareholder to utilize the information made available by Purchaser, in connection with the Exchange and issuance of the Exchange Shares, to evaluate the merits and risks of exchanging the Control Shares for the Exchange Shares and to make an informed investment decision with respect thereto.

          (i) Each Shareholder realizes that he, she or it will not be able to sell or dispose of the Exchange Shares unless they have first been registered under the Act, they are sold in compliance with Rule 144 under the Act or they are sold or otherwise disposed of in reliance upon another exemption from registration under the Act. Each Shareholder further understands that every certificate issued by Purchaser evidencing Exchange Shares will bear a legend restricting transfer as provided in this Agreement.

          (j) All information which each Shareholder has provided or will provide to Purchaser is or will be correct and complete as of the date furnished to Purchaser, and, if there should be any material change in such information prior to the Closing as to a Shareholder, that Shareholder will immediately provide Purchaser with such information.

          (k) No Shareholder was solicited by Purchaser by any form of general solicitation or general advertising, including but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or made available over telephone lines by any information service, or (ii) any seminar or meeting whose attendees had been invited by any means of general solicitation or general advertising.

          (l) Except as expressly set forth in this Agreement and the schedules and exhibits hereto, Purchaser has not made any representation or warranty to any Shareholder in connection with this Agreement, and Purchaser has made no communication to any Shareholder that constitutes tax or investment advice.

          (m) To the best of the knowledge of each Shareholder, all of the representations and warranties of Franchise Connection set forth in this Agreement are accurate and true.

     5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Unless specifically stated otherwise in this Agreement, Purchaser represents and warrants to the Shareholders that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date.

          (a) Exchange Shares Duly Authorized. The Exchange Shares will be, when issued, validly issued, fully paid and nonassessable, the sale, issuance and delivery of the Exchange Shares on the terms herein contemplated has been authorized by all requisite corporate action of Purchaser, and the Exchange Shares will not be be subject to any preemptive rights, options or similar rights on the part of any shareholder or creditor of Purchaser or any other person.

          (b) Restricted Securities; Etc. Purchaser acknowledges that the Control Shares have not been registered pursuant to the Act or any applicable state securities laws, that the Control Shares will be characterized as "restricted securities" under the Act, and that under such laws and applicable regulations the Control Shares cannot be sold or otherwise disposed of without registration under the Act or an exemption therefrom. Purchaser acknowledges that all certificates issued to it respecting the Control Shares will bear an appropriate investment legend. Purchaser is acquiring the Control Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Act covering the Control Shares, or (ii) pursuant to applicable exemption under the Securities Act.

          (c) Organization and Good Standing. Purchaser is and on the Closing Date will be duly organized, validly existing and in good standing under the laws of the State of Colorado, with all requisite power and authority to carry on the business in which it is engaged and is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

          (d) Capitalization. As provided in its Articles of Incorporation, the authorized capital stock of Purchaser consists of 60,000,000 shares; of which 50,000,000 shares without par value are designated as common stock, _________ shares of which have been issued and are outstanding; and of which 10,000,000 shares without par value are designated as preferred stock, _________ of which have been issued or are outstanding. The terms, rights, preferences and privileges of the preferred stock are described in Purchaser's articles of incorporation, as amended and restated to date, which have been furnished to the other parties.

          (e) Outstanding Options, Warrants or Other Rights. Except as described to Franchise Connection in writing, Purchaser has no outstanding warrants, options or similar rights to subscribe for or purchase shares of its capital stock (nor any securities convertible into or exchangeable for its capital stock), nor are there any other securities outstanding convertible into or exchangeable for its common stock, and there are no contracts or commitments pursuant to which any person may acquire or Purchaser may become bound to issue any shares of its capital stock.

          (f) Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting Purchaser in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum, except as disclosed to Franchise Connection in writing. There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which Purchaser is a party or by which it is bound or affected.

          (g) Financial Statements. Purchaser will provide to Franchise Connection and to any requesting Shareholder Purchaser's audited balance sheet and the other financial statements of Purchaser for such periods as the Shareholders reasonably request. All such statements shall fairly present the assets, liabilities and financial condition of Purchaser as of the respective dates thereof, and all shall have been prepared in conformity with generally accepted accounting principles, consistently applied during the periods covered. For purposes of this Agreement, such statements shall include all notes thereto.

          (h) No Undisclosed Material Liabilities. Purchaser has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise), which singly or in the aggregate are material to its assets, operations or financial condition, except as reflected in Purchaser's financial statements or disclosed in writing to Franchise Connection.

          (i) Taxes. All income, excise, unemployment, social security, occupational, franchise and other taxes, duties, assessments or charges levied, assessed or imposed upon Purchaser by the United States or by any state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed or will be so filed.

          (j)   Authorization   and  Validity.   The  execution,   delivery  and
     performance by Purchaser of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Purchaser. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by Purchaser and constitutes and will constitute legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The approval of Purchaser's shareholders is not necessary for Purchaser's execution and performance of this Agreement.

          (k) Consents; Approvals; Conflict. No consent, approval, authorization or order of any court or governmental agency or other body is required for Purchaser to execute and perform its obligations under this Agreement. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, constitute a breach of Purchaser's articles of incorporation and bylaws, as amended to date, or any note, mortgage, indenture, deed of trust or other agreement of instrument to which Purchaser is a party or by which it is bound nor, to the best of Purchaser's knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over Purchaser.

          (l) Disclaimer of Further Warranties. Except as expressly set forth in this Agreement and the schedules and exhibits hereto, neither Franchise Connection nor any Shareholder has made any representation or warranty to Purchaser in connection with this Agreement.

          (m) Miscellaneous. The execution and performance of this Agreement and compliance with the provisions hereof will not violate, with or without giving notice and/or the passage of time, any provisions of law applicable to Purchaser. All statements made by Purchaser in this Agreement, or in any EXHIBIT or SCHEDULE hereto, or in any document or certificate executed and delivered herewith, are true, correct and complete as of the date of this Agreement and will be so as of the Closing Date. All copies of documents provided and to be provided by Purchaser are and shall be true and correct copies of such documents.

     6. CONDITIONS TO OBLIGATIONS OF THE PARTIES; DELIVERIES. All obligations of the parties under this Agreement are subject to the fulfillment, prior to the Closing, of all conditions precedent and to performance of all covenants and agreements and completion of all deliveries contemplated herein, unless specifically waived in writing by the party entitled to performance or to demand fulfillment of the covenant or delivery of the documents. Purchaser's obligations to purchase and pay for the Control Shares are further subject to the representations and warranties of Franchise Connection and Shareholders being true and correct at the Closing, and the obligation of the Shareholders to sell, transfer, assign, convey and deliver the Control Shares is further subject to the representations and warranties of Purchaser being true and correct at the Closing.

     6.01 Documents to be Delivered to Purchaser. At the Closing, the following documents shall be delivered to Purchaser by Franchise Connection or the Shareholders, as the case may be, which documents shall be satisfactory in form and content to Purchaser's counsel:

          (a) Certificates executed by chief financial or accounting officer of Franchise Connection, dated the Closing Date, certifying that the representations and warranties of Franchise Connection, contained in this Agreement and the information set forth in all schedules and exhibits of Franchise Connection hereto are then true and correct and that Franchise Connection has complied with all agreements and conditions required by this Agreement and all related agreements to be performed or complied with by Franchise Connection; and a legal opinion as to such matters as Purchaser shall request.

          (b) A shareholder list, reflecting the names, addresses and shareholdings of the Shareholders and an incumbency certificate naming the officers and directors of Franchise Connection and specifying the offices held by each, both duly certified by the Secretary of Franchise Connection.

          (c) A copy of the directors' resolution or the minutes of the meeting of the directors of Franchise Connection approving the execution and performance of this Agreement.

          (d) All schedules, exhibits and other information called for in this Agreement, properly completed.

          (e) Upon receiving delivery of the original certificates evidencing the Control Shares, Franchise Connection shall cancel such certificates and issue and deliver to Purchaser one certificate registered in the name of Purchaser, one evidencing all of the Control Shares purchased hereunder through such date.

     6.02 Documents to be Delivered by the Shareholders. At the Closing, the Shareholders shall deliver to Franchise Connection, for cancellation, all of the certificates evidencing the Control Shares, each certificate endorsed by the Shareholder transferring it, or accompanied by a stock power signed by the Shareholder transferring it, duly notarized or medallion guaranteed.

     6.03 Documents to be Delivered to Franchise Connection and the Shareholders. At the Closing, the following documents shall be delivered to Franchise Connection and the Shareholders by Purchaser, which documents shall be satisfactory in form and content to Franchise Connection's counsel:

          (a) To the Shareholders, certificates evidencing the Exchange Shares in the proper denominations.

          (b) To Franchise Connection, a certificate executed by Purchaser dated the Closing Date, certifying that the representations and warranties of Purchaser contained in this Agreement are then true and correct and that Purchaser has complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

          (c) To Franchise Connection, a copy of the directors' resolution or the minutes of the meeting of the directors of Purchaser approving the execution and performance of this Agreement.

          (d) To Franchise Connection, all schedules and exhibits called for in this Agreement.

     6.04 Conditions Precedent. The obligations of the parties under this Agreement are subject to the satisfaction of the following conditions (in addition to other conditions and terms of this Agreement), unless waived in writing, on or prior to the Closing, in addition to any other conditions precedent set forth in this Agreement:

          (a) Representations and Warranties Correct. The representations and warranties of every party contained in this Agreement shall be in all material respects true and correct on and as of the Closing Date as if made on such date.

          (b) Compliance. Purchaser, Franchise Connection and the Shareholders each shall have performed all covenants and agreements, satisfied all conditions and complied with all other terms and provisions of this Agreement to be respectively performed, satisfied or complied with by it as of the Closing Date.

          (c) No Errors or Misrepresentations. Purchaser shall not have discovered any material error, misstatement or omission in or failure of any representation or warranty made by Franchise Connection or any Shareholder, and Franchise Connection shall not have discovered any material error, misstatement or omission in or failure of any representation or warranty made by Purchaser.

          (d) Due Diligence Examination. Purchaser shall have completed a due diligence examination of Franchise Connection reasonably satisfactory to Purchaser covering all books, records, contracts and other documents and all financial affairs of Franchise Connection. Franchise Connection shall have completed a due diligence examination of Purchaser reasonably satisfactory to Franchise Connection covering all books, records, contracts and other documents and all financial affairs.

          (e) No Material Change. Between the date of this Agreement and the Closing Date, Franchise Connection shall not have incurred any liabilities or obligations, direct or contingent, or entered into any material transactions of the kind contemplated in Section 3(m) except those which are in the usual and ordinary course of business or previously agreed to by Purchaser, shall have no material undisclosed liabilities as contemplated in Section 3(l) hereof, and shall not have done any act or engaged in any course of conduct prohibited in Section 3(t) without the necessary consent of the other party.

          (f) Legal Matters. All legal matters in connection with this Agreement and the consummation of all transactions herein contemplated, and all documents and instruments delivered in connection herewith shall be reasonably satisfactory in form to each party.

          (g) No injunction or restraining order of any federal or state court is in effect which prevents the purchase of the Control Shares or issuance and delivery of the Exchange Shares, and no lawsuit or other proceeding has been filed by any person by the Closing Date contesting or attempting to enjoin either action, and no action is taken and no law is passed after the date of this Agreement which prevents the purchase of the Control Shares or issuance and delivery of the Exchange Shares.

     7. ADDITIONAL COVENANTS OF THE PARTIES. The parties agree that, prior to the Closing:

          (a) Effectuation of this Agreement. The parties hereto each will use their best efforts to cause this Agreement and all related agreements to become effective, and all transactions herein and therein contemplated to be consummated, in accordance with its and their terms, to obtain all required consents, waivers and authorizations of governmental entities and other third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal, local and state laws, rules and regulations as may be applicable to the contemplated transactions.

          (b) Restriction on Action. The parties each agree that he, she or it will not do any thing or act prohibited by this Agreement or any related agreement, or fail to do any thing or act which he or it has undertaken to do in this Agreement or any related agreement.

          (c) Stand-Still Agreement. Franchise Connection and Purchaser each agree not to solicit from any third party an offer or expression of interest in or with respect to any acquisition, combination or similar transaction involving the two parties and further agree that each will promptly inform the other of the existence of any unsolicited such offer or expression of interest.

          (d) As promptly as possible after the Closing, Purchaser shall take the necessary steps to change its fiscal year end to December 31st.

     8. TERMINATION OF THIS AGREEMENT.

     8.01 Grounds for Termination. This Agreement shall terminate:

          (a) By mutual written consent of Purchaser and Franchise Connection;

          (b) By Franchise Connection or Purchaser, if:

               (i) all the conditions precedent to its respective obligations hereunder have not been satisfied or waived prior to the Closing Date, as it may be accelerated or extended, or if any Shareholders fail or refuse to execute this Agreement and deliver his, her or its the Control Shares to Purchaser at Closing as called for herein;

               (ii) any party shall have defaulted or refused to perform in any material respect under this Agreement, or if Purchaser or Franchise Connection should have reasonable cause to believe there has been a material representation concerning, or failure or breach of, any representation or warranty by the other party, or if it appears that either Franchise Connection or Purchaser has committed any unlawful acts affecting the other party;

               (iii) the transactions contemplated in this Agreement and related agreements have not been consumated on the Closing Date, as it may be accelerated or extended, OR

               (iv) either Purchaser or Franchise Connection shall reasonably determine that the transactions contemplated in this Agreement have become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities or by other person whatever of a formal investigation or of any action, suit or proceeding of any kind against either or both parties which in one party's reasonable belief is material in light of the other party's business, prospects, properties or financial condition;

     8.02 Manner of Termination. Any termination of this Agreement shall be made in accordance with the above listed grounds and, if terminated by a corporation, shall be evidenced by written resolution of the terminating party's board of directors. Written notice of termination shall be given to the other party as required in this Agreement as promptly as is practical under the circumstances. Upon a party's receipt of such termination notice, this Agreement shall terminate and the transactions herein contemplated shall be abandoned without further action by the parties.

     8.03 Survival of Confidentiality Provisions. Upon termination of this Agreement for any reason, (i) the covenants of the parties concerning the confidentiality and proprietary nature of all docuemnts and other information furnished hereunder shall remain in force except as to information which has otherwise become public knowledge, and (ii) each party shall promptly return all documents received from the other party in connection with this Agreement. This Section constitutes a mutual covenant of the parties, and either may judicially enforce it.

     9. NECESSARY INFORMATION. Franchise Connection shall furnish to Purchaser promptly upon its request all information regarding Franchise Connection and its business, assets, properties, and financial condition which, in the judgment of Purchaser, is necessary to enable Purchaser to conduct its due diligence examination relating to the proposed purchase of the Control Shares. Each of the parties hereto shall furnish to the others all information concerning such party required for inclusion in any application or statement to be filed or made by the other party with or to any governmental agency or other third party in connection with the proposed sale of the Control Shares.

     10. MISCELLANEOUS PROVISIONS. The parties further agree that:

          (a)  Amendments.   This  Agreement  may  be  amended,   modified,   or
     supplemented only by instrument in writing executed by all parties.

          (b) Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the written consent of the parties not seeking assignment, except that Purchaser may direct that the Control Shares be transferred to a wholly owned subsidiary corporation of Purchaser. No such assignment shall relieve the assignor of any obligations created under this Agreement.

          (c) Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

          (d) Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          (e) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

          (f) Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of all parties contained herein shall survive the Closing, and all statements contained in any certificate, exhibit, schedule or other instrument delivered by or on behalf of Purchaser or Franchise Connection, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing.

          (g) Interpretation. This Agreement shall be governed by and construed under the laws of the State of Colorado. If any action is brought to enforce or interpret any term of this Agreement, venue shall be in the District Court of Arapahoe County, State of Colorado. This Agreement shall be interpreted as if all parties participated equally in its drafting and preparation.

          (h) Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.


          (i) Gender and Number, etc. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision in this Agreement, unless otherwise noted.

          (j) Confidentiality, etc. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (i) by press release, Form 8-K filing or otherwise that is required by federal securities laws, and (ii) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed.

          (k) Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by telefax transmission or by delivery by use of a messenger which regularly retains its delivery receipts. Such notice shall be deemed received on the date on which it is delivered to the addressee. For purposes of notice, the addresses of the parties shall be, if to a Shareholder, sent to Franchise Connection for forwarding, and:

If to ISO BLOCK:                             If to Franchise Connection:
8037 South Datura Street                     4155 East Jewell Avenue, Suite 1001
Littleton, Colorado 80120                    Denver, Colorado 80222
Attn: Egin Bresnig, CEO                      Attn: Johnny M. Wilson, CEO

          (l) No Finders. Each party represents and warrants to the others and agrees that it has not employed or engaged, and will not employ or engage, any person as a finder or broker in connection with the transactions contemplated herein, and that no person is entitled to compensation as a finder or broker. Each party hereby indemnifies the other parties and holds the other parties harmless from and against any claims of any third persons claiming to have acted as a finder or broker in connection with the transactions herein contemplated, and such indemnity shall include all expenses, costs and damages arising from or related to such claims, including reasonable attorneys fees.

          (m) Expenses. Except as may otherwise be expressly provided herein, each party shall pay its costs and expenses incurred in connection with the Exchange and any other foregoing proposed transactions. The Purchaser will pay for any audit of Franchise Connection required, but such amount shall be deducted from the $300,000 required to be made available by ISO BLOCK.

          (n) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

          (o) Prevailing Party Clause. In the event of any litigation or proceeding arising as a result of the breach of this Agreement or the failure to perform hereunder, or failure or untruthfulness of any representation or warranty herein, the party or parties prevailing in such litigation or proceeding shall be entitled to collect the costs and expenses of bringing or defending such litigation or proceeding, including reasonable attorneys' fees, from the party or parties not prevailing.


          (p) Specific Performance. All parties agree that his, her or its legal remedy for damages based upon the breach by them of their respective obligations under this Agreement will be inadequate to the other parties and that, in addition to any other remedies a party may have, the aggrieved party shall be entitled to obtain specific performance of this Agreement and temporary and permanent injunctive relief without the necessity of proving actual damages.

     IN WITNESS WHEREOF, all parties have executed this Agreement, and Franchise Connection and ISO BLOCK have initialled every preceding page hereof, as of the dates respectively indicated below.


ISO BLOCK PRODUCTS USA, INC. ("Purchaser")

By: /s/ Egin Bresnig
--------------------
Egin Bresnig, CEO
DATED:  12-27-96

FRANCHISE CONNECTION, INC. ("Acquired Company")

By: /s/ Johnny M. Wilson
------------------------
Johnny M. Wilson, CEO
DATED:  12-27-96

                          SHAREHOLDERS' SIGNATURE PAGE


By: /s/ Johhny M. Wilson                       By: /s/ Robert Boulerice
------------------------                       ------------------------
Johnny M. Wilson - 725,000 Shares              Robert Boulerice - 250,000 Shares


By: /s/ Robert Lyman                           By: /s/ Lisa Sheffield
--------------------                           ----------------------
Robert Lyman - 5,000                           Lisa Sheffield - 10,000


By: /s/ Donald E. Israel / Cynthia J. Israel
--------------------------------------------
Donald E. Israel and Cynthia J. Israel - 10,000